SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 1, 1997


                                  Aristar, Inc.
             (Exact Name of Registrant as specified in its charter)


    Delaware                        1-3521                       95-4128
(State or other                  (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.
of incorporation)

                  8900 Grand Oak Circle, Tampa Florida         33637

                 Address of Principal Executive Office       Zip Code

         Registrant's telephone number including area code (813) 632-4500



          (Former name or former address, if changed since last report)


                                        1

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Item 4.           Change in Registrant's Certifying Accountants


     On July 1, 1997, Aristar, Inc. (the "Registrant") dismissed Price Waterhouse LLP ("Price Waterhouse") as its independent accountants. The decision to change independent accountants was ratified by the Washington Mutual, Inc. Audit Committee at a meeting held on July 15, 1997. Washington Mutual, Inc. is the parent company of the Registrant.

     None of Price Waterhouse's reports on the Registrant's financial statements for either of the last two years contained an adverse opinion or disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope or accounting principles. During Registrant's last two fiscal years and the subsequent interim period through July 1, 1997, there were no disagreements with Price Waterhouse, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Price Waterhouse's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports, nor were there any reportable events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

     On July 1, 1997, the Registrant engaged Deloitte & Touche LLP ("Deloitte") as independent accountants. During the two most recent fiscal years and through July 1, 1997, the Registrant has not consulted with Deloitte regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

Item 7.   Financial Statements and Exhibits

          (c) Exhibits. Exhibit No. 16 - Letter re change in certifying accountants.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ARISTAR, INC.
                                             (Registrant)




Date:      July 17, 1997                   By: /s/ James A. Bare
                                               James A. Bare
                                               Executive Vice President and
                                                  Chief Financial Officer